Exhibit 99.1
PREIT / 1

CONTACT: AT THE COMPANY
Robert McCadden
EVP & CFO
(215) 875-0735

Heather Crowell
VP, Corporate Communications and Investor Relations
(215) 454-1241
crowellh@preit.com

PREIT Reports Strong First Quarter 2016 Results Reflecting Upgraded Portfolio

Portfolio sales increased 11.1% to $460 per square foot
Same Store NOI grew by 4.1%
Average Renewal Spreads of 17.2%
Weighted Average Interest Rate reduced to 3.94%
New leases executed for 58% more space

Philadelphia, PA, April 26, 2016 - PREIT (NYSE: PEI) today reported results for the quarter ended March 31, 2016.

•	FFO, as adjusted per share grew 7.5% from $0.40 to $0.43.

◦	FFO per share grew 23.5% to $0.42.

◦	Dilution from assets sold since March 2015 was $0.04 per share.

•	Same Store NOI excluding lease terminations grew by 4.1%.

◦	Same Store NOI grew by 3.8%.

◦	Average gross rent per square foot at Same Store malls increased 4.8%.

•	Same Store revenue excluding expense reimbursements and lease termination revenue grew by 3.2%.

•	Sales per square foot reached a portfolio high of $460, an 11.1% increase over the prior year.

•	Renewal spreads for tenants under 10,000 square feet continue to improve at 17.2%.

◦	Renewal spreads for these tenants were 10.9% on a cash basis.

•	Executed leases for 542,000 square feet for future occupancy, a 58% increase over March 31, 2015.

•	The Company’s disposition program, having generated over $600 million since its inception, is nearly complete with the sale of five malls during the quarter, marking 13 since the program began.

•	Finalized agreement to recapture Sears at Viewmont Mall paving the way for the addition of Dick’s Sporting Goods and Field & Stream.

•	Executed new-to-portfolio lease with Saks OFF 5th to join lineup at Springfield Town Center.

•	All debt maturities have been satisfied until June 2017 with a reduction in overall average interest rate to 3.94%.

“Our strong performance is clear evidence that we have executed on our strategy and redefined PREIT as atop-tier mall Company,” said Joseph F. Coradino, Chief Executive Officer. “The PREIT team is delivering results across the entire operating platform including sales growth, revenue generation, expense control, extended debt maturities and reduced interest expense. Today, with stronger demographics, a powerful portfolio with a compelling tenant lineup and four new anchors under construction, we present a new face to retailers, positioning us well for the future.”

Exhibit 99.1
PREIT / 2

The following tables set forth information regarding Funds From Operations (“FFO”) and the adjustments to FFO for the quarters ended March 31, 2016 and March 31, 2015:

	Quarter Ended March 31,
(In millions)	2016	2015
FFO	$32.3	$24.4
Acquisition costs	—	3.3
Loss on hedge ineffectiveness	0.1	0.5
Provision for employee separation expense	0.5	—
FFO, as adjusted	$33.0	$28.2

	Quarter Ended March 31,
Per Diluted Share and OP Unit	2016	2015
FFO	$0.42	$0.34

FFO, as adjusted	$0.43	$0.40

The following table sets forth information regarding Net Operating Income (“NOI”) and Same Store NOI for the quarters ended March 31, 2016 and March 31, 2015:

	Quarter Ended March 31,
(in millions)	2016	2015
NOI	$67.2	$63.6
NOI from non-same store properties	(9.4)	(7.8)
Same Store NOI	57.9	55.8
Lease termination revenue	(0.2)	(0.3)
Same Store NOI excluding lease termination revenue	$57.7	$55.4

The following tables set forth information regarding net loss and net loss per diluted share for the quarter ended March 31, 2016:

	Quarter Ended March 31,
(In millions, except per share amounts)	2016	2015
Net loss attributable to PREIT common shareholders	$(2.2)	$(17.5)
Net loss per diluted share	$(0.03)	$(0.26)

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Primary Factors Affecting Financial Results for the Quarter Ended March 31, 2016:

•	Net loss attributable to PREIT common shareholders was $2.2 million compared to $17.5 million for the quarter ended March 31, 2015

•	Same Store NOI excluding lease termination revenue increased $2.3 million or 4.1%. Same Store NOI increased $2.1 million or 3.8%.

Exhibit 99.1
PREIT / 3

•
Non Same Store NOI increased $1.6 million primarily due to the opening of Gloucester Premium Outlets in August 2015 and lower expenses associated with the temporary closure of the retail portion of Fashion Outlets of Philadelphia.

•	Acquisition costs and other expenses decreased $4.4 million primarily due to the acquisition of Springfield Town Center on March 31, 2015 and a decrease in shareholder activist defense costs; and

•	Impairment of assets of $0.6 million was recognized in the quarter ended March 31, 2016 as compared to $6.2 million recognized in the quarter ended March 31, 2015.

All amounts referenced as primary factors affecting financial results above include PREIT’s proportionate share of partnership revenues and expenses.

Asset Dispositions
During the quarter, the Company sold the following properties:

•	Palmer Park Mall for $18.0 million;

•	Lycoming Mall for $26.4 million; and

•	Gadsden, Wiregrass Commons and New River Valley Malls in one transaction for $66.0 million.

Financing Activities
In April 2016, the Company entered into a $130.0 million mortgage loan secured by Woodland Mall in Grand Rapids, Michigan.  The new mortgage loan was swapped to a fixed interest rate of 3.02%, and has a maturity date of April 2021.
In March 2016, the Company borrowed an additional $9.0 million on the mortgage loan secured by Viewmont Mall in Scranton, Pennsylvania. The loan has a swapped interest rate of 3.48%, and a maturity date of March 2021.
In March 2016, we repaid a $79.3 million mortgage loan secured by Valley Mall in Hagerstown, Maryland. The property remains unencumbered.

Retail Operations
The following tables set forth information regarding sales per square foot and occupancy in the Company’s portfolio, including properties owned by partnerships in which the Company owns a non-controlling interest:

	Rolling Twelve Months Ended:
	March 31, 2016	March 31, 2015
Portfolio Sales per square foot (1)	$460	$414

(1) Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months. Sales for Springfield Town Center are based on tenants with at least 12 months of reported sales.

	Occupancy as of:
	March 31, 2016	March 31, 2015
Same Store Malls:
Total including anchors	94.4%	95.3%
Total excluding anchors	91.3%	91.6%
Portfolio Total Occupancy:
Total including anchors	94.0%	94.8%
Total excluding anchors	91.0%	91.3%

Exhibit 99.1
PREIT / 4

A reconciliation of portfolio sales per square foot can be found below:

March 31, 2015	$414
Organic sales growth	17
Asset sales	24
Springfield Town Center	3
Bankrupt tenant closings	2
March 31, 2016 Sales	$460

2016 Outlook
The Company is reaffirming its March 30, 2016 estimate of FFO per diluted share for the year ending December 31, 2016. The Company estimates FFO per diluted share for the year ending December 31, 2016 will be between $1.79 and $1.87 per diluted share; FFO as adjusted per diluted share will be between $1.80 and $1.87; net income attributable to PREIT common shareholders is estimated to be between $0.05 and $0.11.

Estimates Per Diluted Share	Lower End	Upper End
FFO	$1.79	$1.87
Provision for employee separation expense and hedge ineffectiveness	0.01	—
FFO, as adjusted	1.80	1.87
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(1.75)	(1.76)
Net income attributable to PREIT common shareholders	$0.05	$0.11

Our 2016 guidance is based on our current assumptions and expectations about market conditions, and our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Conference Call Information
Management has scheduled a conference call for 11:00 a.m. Eastern Time on Wednesday,
April 27, 2016, to review the Company’s results and future outlook. To listen to the call, please dial 1-888-346-8835 (domestic toll free), 1-412-902-4271 (international), or 1-855-669-9657 (Canada toll free) and request to join the PREIT call at least five minutes before the scheduled start time. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website. For best results when listening to the webcast, the Company recommends using Flash Player.

For interested individuals unable to join the conference call, a replay of the call will be available through May 11, 2016 at 1-877-344-7529 (domestic toll free), 1-412-317-0088 (international), or 855-669-9658 (Canada toll free) using the replay code, 10082230. The online archive of the webcast will also be available for 14 days following the call.

Exhibit 99.1
PREIT / 5

About PREIT
PREIT (NYSE:PEI) is a publicly traded real estate investment trust specializing in the ownership and management of differentiated shopping malls. Headquartered in Philadelphia, Pennsylvania, the company owns and operates approximately 26 million square feet of retail space in the eastern half of the United States with concentration in the Mid-Atlantic region’s top MSAs. Since 2012, the company has seen a transformation guided by an emphasis on balance sheet strength, high-quality merchandising and disciplined capital expenditures. Information about the Company can be found at www.preit.com or on Twitter or LinkedIn.

Rounding
Certain summarized information in the tables above may not total due to rounding.

Definitions
Funds From Operations (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding gains and losses on sales of operating properties, plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write-downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, to show the effect of acquisition costs, and loss on hedge ineffectiveness and provision for employee separation expense, which had a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.

Exhibit 99.1
PREIT / 6

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as acquisition costs, loss on hedge ineffectiveness and provision for employee separation expense.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with generally accepted accounting principles, or GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our share of revenue and property operating expenses of our partnership investments. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI. NOI excludes other income, general and administrative expenses, interest expense, depreciation and amortization, gains on sales of interests in non-operating real estate, impairment losses, acquisition costs and other expenses.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and exclude properties acquired or disposed of or reclassified as held for sale during the periods presented.

Forward Looking Statements
This press release, together with other statements and information publicly disseminated by us, contain certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors:

Changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; increases in operating costs that cannot be passed on to tenants; current economic conditions and the state of employment growth and consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; our ability to sell properties that we seek

Exhibit 99.1
PREIT / 7

to dispose of or our ability to obtain estimated sale prices; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; risks relating to development and redevelopment activities; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our partnerships and joint ventures with third parties to acquire or develop properties; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; changes to our corporate management team and any resulting modifications to our business strategies; the effects of online shopping and other uses of technology on our retail tenants; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; our substantial debt and stated value of preferred shares and our high leverage ratio; constraining leverage, unencumbered debt yield, interest and tangible net worth covenants under our Credit Agreements; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our short and long-term liquidity position; potential dilution from any capital raising transactions or other equity issuances; and general economic, financial and political conditions, including credit and capital market conditions, changes in interest rates or unemployment.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2015 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **
** information will be available on www.preit.com **

PREIT / 8             Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS (Unaudited)	Quarter Ended
	March 31, 2016	March 31, 2015
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$66,993	$64,273
Expense reimbursements	31,134	31,510
Percentage rent	451	524
Lease termination revenue	235	441
Other real estate revenue	2,643	2,035
Total real estate revenue	101,456	98,783
Other income	516	1,274
Total revenue	101,972	100,057
EXPENSES:
Operating expenses
Property operating expenses:
CAM and real estate taxes	(34,189)	(33,807)
Utilities	(4,326)	(5,149)
Other property operating expenses	(4,596)	(4,196)
Total property operating expenses	(43,111)	(43,152)
Depreciation and amortization	(33,735)	(33,189)
General and administrative expenses	(8,586)	(8,943)
Provision for employee separation expense	(535)	—
Acquisition costs and other expenses	(51)	(4,451)
Total operating expenses	(86,018)	(89,735)
Interest expense, net	(19,346)	(20,145)
Impairment of assets	(606)	(6,240)
Total expenses	(105,970)	(116,120)
Loss before equity in income of partnerships, gains on sales of interests in real estate and gain on sale of non operating real estate	(3,998)	(16,063)
Equity in income of partnerships	3,883	2,083
Gain on sale of interest in real estate	2,035	—
Gain on sale of interests in non operating real estate	9	43
Net income (loss)	1,929	(13,937)
Less: net (income) loss attributed to noncontrolling interest	(208)	429
Net income (loss) attributable to PREIT	1,721	(13,508)
Less: preferred share dividends	(3,962)	(3,962)
Net loss attributable to PREIT common shareholders	$(2,241)	$(17,470)
Basic and diluted loss per share - PREIT (1)	$(0.03)	$(0.26)
Weighted average number of shares outstanding for diluted EPS	68,973	68,566
 (1)For the three month periods ended March 31, 2016 and 2015, respectively, there are net losses, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

PREIT / 9             Pennsylvania Real Estate Investment Trust
Selected Financial Data

OTHER COMPREHENSIVE INCOME (LOSS) (Unaudited)	Quarter Ended
	March 31, 2016	March 31, 2015
(In thousands)
Comprehensive loss:
Net income (loss)	$1,929	$(13,937)
Unrealized loss on derivatives	(5,572)	(2,011)
Amortization of losses of settled swaps, net of gains	126	772
Total comprehensive loss	(3,517)	(15,176)
Less: Comprehensive loss attributable to noncontrolling interest	379	466
Comprehensive loss attributable to PREIT	$(3,138)	$(14,710)

PREIT / 10             Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Quarter Ended March 31, 2016			Quarter Ended March 31, 2015
RECONCILIATION OF NOI AND FFO TO NET INCOME (LOSS)	Consolidated	PREIT's Share unconsolidated partnerships	Total	Consolidated	PREIT's Share unconsolidated partnerships	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$101,456	$13,391	$114,847	$98,783	$13,163	$111,946
Property operating expenses	(43,111)	(4,493)	(47,604)	(43,152)	(5,201)	(48,353)
NET OPERATING INCOME	58,345	8,898	67,243	55,631	7,962	63,593
General and administrative expenses	(8,586)	—	(8,586)	(8,943)	—	(8,943)
Provision for employee separation expense	(535)	—	(535)	—	—	—
Other income	516	—	516	1,274	—	1,274
Acquisition costs and other expenses	(51)	—	(51)	(4,451)	(27)	(4,478)
Interest expense, net	(19,346)	(2,581)	(21,927)	(20,145)	(2,640)	(22,785)
Depreciation of non real estate assets	(369)	—	(369)	(378)	—	(378)
Gain on sale of interest in non operating real estate	9	—	9	43	—	43
Preferred share dividends	(3,962)	—	(3,962)	(3,962)	—	(3,962)
FUNDS FROM OPERATIONS	26,021	6,317	32,338	19,069	5,295	24,364
Depreciation of real estate assets	(33,366)	(2,434)	(35,800)	(32,811)	(3,212)	(36,023)
Equity in income of partnerships	3,883	(3,883)	—	2,083	(2,083)	—
Impairment of assets	(606)	—	(606)	(6,240)	—	(6,240)
Gain on sale of interests in real estate	2,035	—	2,035	—	—	—
Preferred share dividends	3,962	—	3,962	3,962	—	3,962
Net income (loss)	$1,929	$—	$1,929	$(13,937)	$—	$(13,937)
(1)Total includes the non-cash effect of straight-line rent of $716 and $417 for the quarter ended March 31, 2016 and 2015 respectively.
Weighted average number of shares outstanding			68,973			68,566
Weighted average effect of full conversion of OP Units			8,338			2,192
Effect of common share equivalents			298			432
Total weighted average shares outstanding, including OP Units			77,609			71,190
FUNDS FROM OPERATIONS			$32,338			$24,364
Acquisition costs			—			3,330
Loss on hedge ineffectiveness			142			512
Provision for employee separation expense			535			—
FUNDS FROM OPERATIONS, AS ADJUSTED			$33,015			$28,206
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$0.42			$0.34
FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT, AS ADJUSTED			$0.43			$0.40

SAME STORE RECONCILIATION	Quarter Ended March 31,
	Same Store		Non-Same Store		Total
	2016	2015	2016	2015	2016	2015
Real estate revenue	$95,754	$95,143	$19,093	$16,803	$114,847	$111,946
Property operating expenses	(37,885)	(39,381)	(9,719)	(8,972)	(47,604)	(48,353)
NET OPERATING INCOME (NOI)	$57,869	$55,762	$9,374	$7,831	$67,243	$63,593
Less: Lease termination revenue	171	346	66	95	237	441
NOI - EXCLUDING LEASE TERMINATION REVENUE	$57,698	$55,416	$9,308	$7,736	$67,006	$63,152

PREIT / 11             Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEETS	March 31, 2016	December 31, 2015
	(Unaudited)
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,305,542	$3,297,520
Construction in progress	66,497	64,019
Land held for development	5,906	6,350
Total investments in real estate	3,377,945	3,367,889
Accumulated depreciation	(1,046,632)	(1,015,647)
Net investments in real estate	2,331,313	2,352,242
INVESTMENTS IN PARTNERSHIPS, at equity:	157,995	161,029
OTHER ASSETS:
Cash and cash equivalents	30,453	22,855
Tenant and other receivables (net of allowance for doubtful accounts of $7,216 and $6,417 at March 31, 2016 and December 31, 2015, respectively)	32,562	40,324
Intangible assets (net of accumulated amortization of $13,972 and $13,441 at March 31, 2016 and December 31, 2015, respectively)	21,717	22,248
Deferred costs and other assets, net	89,974	75,450
Assets held for sale	23,371	126,244
Total assets	$2,687,385	$2,800,392
LIABILITIES:
Mortgage loans payable	$1,247,173	$1,321,331
Term Loans	398,160	398,040
Revolving Facility	115,000	65,000
Tenants' deposits and deferred rent	17,741	14,631
Distributions in excess of partnership investments	64,712	65,547
Fair value of derivative liabilities	7,248	2,756
Liabilities on assets held for sale	—	69,918
Accrued expenses and other liabilities	76,679	78,539
Total liabilities	1,926,713	2,015,762
EQUITY:	760,672	784,630
Total liabilities and equity	$2,687,385	$2,800,392
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